U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               AMENDMENT NO. 1 TO
                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: December 18, 2002



                              HADRO RESOURCES, INC.
        (Exact Name of Small Business Issuer as Specified in its Charter)

                                     NEVADA
              (State or other Jurisdiction as Specified in Charter)



         00-25579                                        87-0571853
(Commission file number)                    (I.R.S. Employer Identification No.)



                          435 Martin Street, Suite 2000
                            Blaine, Washington 98270
                    (Address of Principal Executive Offices)

                                 (360) 332-1644
                           (Issuer's telephone number)

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Items 1 through 4, 6 and 8 not applicable.

Item 5. Other Events

Potential Acquisition of Petrogen, Inc.

     The Board of Directors of Hadro Resources, Inc., a Nevada corporation (the "Company"), at a special meeting, approved the execution of an agreement in principle dated October 11, 2002 (the "Agreement") among the Company, Petrogen, Inc., a Colorado corporation ("Petrogen"), and the shareholders of Petrogen (the "Petrogen Shareholders"). It is anticipated that the Agreement will become effective and the acquisition of Petrogen will be consummated on or before approximately February 17, 2003, pending shareholder approval.

     Petrogen is an energy company specializing in the development of domestic energy. Petrogen has operations based in Houston, Texas, and is committed to developing into a leading independent oil and gas competitor through systematically expanding operations, increasing yearly revenues and booking new reserves. In accordance with the terms of the Agreement, it has been agreed, subject to normal due diligence, formal agreement and board or director and shareholder ratification conditions precedent, that (i) Petrogen will become a wholly-owned subsidiary of the Company and its business operations will be in oil and gas exploration and development; (ii) the Company will change its name to "Petrogen Corp." and its trading symbol; (iii) the Company will sell substantially all of its remaining assets consequent upon the consummation of the Agreement; and (iv) the Company will adopt and implement a stock option plan for key personnel of the Company, subject to approval by the shareholders of the Company.

     Pursuant to the terms and conditions of the Agreement, the Company will (i) acquire from all of the Petrogen Shareholders one hundred percent (100%) of the issued and outstanding shares of common stock of Petrogen in exchange for issuance to the Petrogen Shareholders of approximately 7,000,000 post-Reverse Stock Split shares of the Company's restricted common stock (assuming a reverse stock split will have been effectuated); (ii) grant 2,000,000 post-Reverse Stock Split stock options to replace all stock options presently outstanding in Petrogen; (iii) grant 167,189 post-Reverse Stock Split common stock purchase warrants to replace all warrants presently outstanding in Petrogen; (iv) issue 300,000 post-Reverse Stock Split shares of the Company's restricted common stock as a finder's fee; and (iv) dispose of the Company's wholly-owned subsidiary Oakhills Energy, Inc. The Company and Petrogen desire to provide for and maintain an orderly trading market and stable price for the Company's shares of common stock. It is anticipated that upon consummation of the Agreement, the Company and up to all of the Petrogen Shareholders then representing an aggregate of 7,000,000 post-Reverse Stock Split shares of common stock (collectively, the "Pooled Shares"), will enter into a voluntary pooling agreement (the "Pooling Agreement"). Pursuant to the proposed terms and provisions of the Pooling Agreement, the Pooled Shares may not be traded and become available for trading and released and sold in the following manner: (i) an initial ten percent (10%) of the Pooled Shares will be released to the pooled

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shareholders on the date which is one calendar year from the closing date of the
Agreement (the "First Release Date"); and (ii) a further ten percent (10%) will be released to the pooled shareholders on each of the dates which are every three (3) calendar months from the First Release Date in accordance with each pooled shareholder's respective shareholdings. In the event the Agreement is consummated and the Company issues 7,000,000 post-Reverse Stock Split shares of its restricted common stock (after the effectuation of a reverse stock split), there will be a change in control of the Company.

     In conjunction with the terms and conditions of the Agreement, the Company's resulting business upon consummation of the Agreement will be comprised of a one hundred percent (100%) registered and beneficial working interest in and to all of Petrogen's business assets at that time, which shall include all of the then business assets of Petrogen's affiliated company, Petrogen International Ltd. ("Petrogen Ltd."). Petrogen Ltd. shall retain, at all times, a ten percent (10%) net revenue (carried) interest in and to such business assets together with the right, as operator in respect of such business assets, to charge an administrative fee of ten percent (10%) of project costs for all development expenditures incurred in connection therewith. Development expenditures are defined as those costs which are incurred in the normal course of business in the oil and gas industry, which would include, but are not limited to, the costs incurred in the processes of exploring upon and/or developing oil and gas leases, operations and administrative expenses, work over expenses, recompletion and completion expenses, specialists and consultants fees, environmental protection costs, clean-up costs, etc.

     Secured and Convertible Loan Agreement

     As a condition to entering into and in accordance with the Agreement, the Company has agreed to advance to Petrogen the aggregate principal sum of not less than $250,000 within five (5) business days of raising a minimum of $250,000. In accordance with any loan made to Petrogen, any principal sum loan amount will bear interest accruing at the rate of ten percent (10%) per annum, and any such principal sum loan amount will be secured pursuant to a senior fixed and floating charge on all of the assets of Petrogen (the "Loan Agreement").

     Pursuant to the terms and conditions of the proposed Loan Agreement, it is anticipated that the aggregate principal loan sum amount will be repaid to the Company on or before the day which is ninety (90) calendar days from the earlier of one (1) year from the execution date of the Loan Agreement or the date upon which the Company's proposed purchase of all of the issued and outstanding shares of Petrogen under the terms of the Agreement terminates for any reason whatsoever (the "Final Payment Date"). It is also anticipated that Petrogen will have the right to prepay and redeem any portion of the aggregate principal loan sum amount and accrued interest due and owing the Company in whole or in part prior to the Final Payment Date by providing the Company with not less than thirty (30) calendar day's prior written notice (the "Right of Redemption").

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     Subject to Petrogen's Right of Redemption, and should the Agreement terminate for any reason prior to closing, the terms and provisions of the Loan Agreement are expected to provide the Company with the right, in its sole and absolute discretion, to elect to convert the aggregate principal loan sum amount and accrued interest due and owing the Company into shares of common stock representing a participating and voting interest in and to Petrogen.

     The Company and Petrogen have agreed that, as a pre-condition to closing such acquisition and the consummation of the Agreement, both parties may conduct, to their satisfaction, due diligence which may include, but is not limited to, financial statements, inventory of assets and liabilities, confirmation that each party has complied with all regulatory filings and receipt of necessary approvals regarding the transaction.

     Petrogen, Inc. Corporate Profile

     Management of the Company has been informed that Petrogen is an emerging energy company specializing in the development of domestic energy. Petrogen has operations based in Houston, Texas, and is committed to developing into a leading independent oil and gas competitor through systematically expanding operations, increasing yearly revenues and consistently booking new reserves without risking the stability of operations or shareholder value.

     During the past year, management of the Company believes that Petrogen has assembled a group of highly qualified professionals from the oil and gas industry who possess major international energy company and independent operator expertise. This team of professionals has an acute understanding in assessing highly viable prospect opportunities and the ability to negotiate favorable project agreements that present potential upside to the resulting Company. Pursuant to an agreement dated May 20, 2002, Petrogen acquired a 95% working interest and a 77.5% net revenue interest in 1,571.5 acres of oil and gas leases located in Calhoun County, Texas. In this regard, management of the Company has been informed that Petrogen has acquired, to date, net reserves of 23.5 billion cubic feet gas (BCFG) and 935,000 barrels of oil (BO) of proven developed non-producing (PDNP) and proven undeveloped (PUD) reserves. Additional probable reserves are estimated to be 28.9 BCFG and 985,000 BO.

     Management of the Company has been informed that Petrogen's immediate efforts are focused on placing the numerous shut-in gas wells located on its properties in the states of Texas, Mississippi and Wyoming back into production, and to immediately implement additional development operations on these same properties with the commencement of drilling new wells into proven undeveloped reserves.

     Management of the Company has been further informed that Petrogen is also currently working in collaboration with its affiliate Petrogen International Ltd., to complete the acquisition of four additional property opportunities that fall within the same criteria of providing Petrogen with immediate proven developed revenue stream potential and undeveloped reserve upside. Petrogen plans to commence a major development initiative upon its Texas Gulf Coast property, Hawes Field, in the spring of 2003, under which planned drilling of several new wells to place back into production a gross natural gas reserve of
12.8 BCFG.

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     Management of the Company believes that Petrogen plans to continue building and increasing a strategic base of proven reserves and production opportunities that represent outstanding growth opportunity for the Company and its shareholders over the immediate, near and long term.

     Shareholder Approval - Information Statement

     Based upon review of a wide variety of factors considered in connection with its evaluation of the Agreement, the Board of Directors of the Company believes that consummation of the Agreement would be fair to and in the best interests of the Company and its shareholders. The Board of Directors, therefore, authorized and directed the submission of an Information Statement pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the "Information Statement").

     The Information Statement was filed with the Securities and Exchange Commission on October 17, 2002 and was amended on December 17, 2002. The Information Statement will be circulated to the shareholders of the Company in connection with the taking of corporate action without a meeting upon the written consent of ten (10) or less shareholders holding of record a majority of the outstanding shares of the Company's common stock (the "Written Consent"). The matters upon which action is proposed to be taken effective February 17, 2003 pursuant to the Written Consent include: (i) the approval of the Agreement, the related conversion of any proposed loans to equity interest by the Company in Petrogen, and the resulting change in control of the Company upon the completion and consummation of the Agreement; (ii) the approval of an amendment to the Articles of Incorporation to effectuate a name change of the Company to "Petrogen Corp." upon the completion and consummation of the Agreement; (iii) the approval of the sale of substantially all of the remaining assets of the Company consequent upon the completion and consummation of the Agreement (the proposed "Sale and Purchase"); (iv) the authorization for the Board of Directors to effect a reverse stock split of one-for-twenty (the "Reverse Stock Split") of the Company's outstanding common stock, depending upon a determination by the Board of Directors that a Reverse Stock Split is in the best interests of the Company and its shareholders; (v) the approval of a stock option plan for key personnel of the Company (the "Stock Option Plan"); and (vi) the ratification of the selection of LaBonte & Co. as the Company's independent public accountants for the fiscal year ending December 31, 2002.

     As of the date of this Report, the Information Statement has been filed with the Securities and Exchange Commission with the resulting Written Consent to be dated February 17, 2003 approving such corporate actions. The Information Statement will be mailed to all shareholders of the Company by approximately January 17, 2003.

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Item 7. Financial Statements and Exhibits.

     (a) Financial Statements of Businesses Acquired.

          Not Applicable.

     (b) Pro Forma Financial Information.

          Not Applicable.

     (c) Exhibits.

          None

                                   SIGNATURES

     In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                         HADRO RESOURCES, INC.


Date:  December 18, 2002                 By: /s/ Grant Atkins
                                         --------------------
                                         Grant Atkins, President/Chief Executive
                                         Officer